Exhibit 99.1

June 29, 2020

RAVE Restaurant Group, Inc. Reports Third Quarter
2020 Financial Results

Dallas, Texas – RAVE Restaurant Group, Inc. (NASDAQ: RAVE) today reported financial results for the third quarter of fiscal 2020 ended March 29, 2020.

Third Quarter Highlights:

•	Pizza Inn domestic comparable store retail sales decreased 7.8% in the third quarter of fiscal 2020 compared to the same period of the prior year.

•	Pie Five comparable store retail sales decreased 21.4% in the third quarter of fiscal 2020 compared to the same period of the prior year.

•	Total revenue decreased by $0.4 million to $2.7 million for the third quarter of fiscal 2020 compared to the same period of the prior year.

•	Loss before taxes was $0.5 million for the third quarter of fiscal 2020 compared to a $0.3 million loss for the same period of the prior year.

•
The Company recorded net loss of $4.5 million for the third quarter of fiscal 2020 compared to net loss of $0.3 million for the same period of the prior year primarily due to a $4.3 million increase in the reserve against net deferred tax assets;

•	On a fully diluted basis, net loss increased $0.28 per share to $0.30 per share for the third quarter of fiscal 2020 compared to $0.02 per share for the same period of the prior year.

•	Adjusted EBITDA for the third quarter of fiscal 2020 decreased $0.2 million from the same period of the prior year.

•	Cash and cash equivalents decreased $0.4 million during the third quarter of fiscal 2020 to $1.5 million at March 29, 2020.

•	Pizza Inn domestic unit count finished at 152.

•	Pizza Inn international unit count finished at 37.

•	Pie Five domestic unit count finished at 43.

“During this unprecedented time for the restaurant industry, I’m extremely proud of how our franchisees and team members have responded,” said Brandon Solano, Chief Executive Officer of Rave Restaurant Group, Inc.  “I’ve been inspired by our system’s resilience and their tireless efforts to ensure that our restaurants remain a safe place to work and dine during the Coronavirus outbreak. Additionally, we have taken extensive measures to protect Rave’s financial stability. We looked at all areas to reduce expenses, including furloughing two-thirds of our support staff and an across-the-board 20% pay reduction for all other employees and executive leadership late in the third quarter. I am grateful for our team’s sacrifices and the continued support of our guests and communities.”

The Company’s basic net loss increased $0.28 per share to $0.30 per share for the three months ended March 29, 2020, compared to basic net loss of $0.02 per share for the same period of the prior year. The Company had net loss of $4.5 million for the third quarter of fiscal 2020 and compared to net loss of $0.3 million for the same period of the prior year.  Revenues were $2.7 million for the three months ended March 29, 2020 compared to $3.1 million in the comparable period in the prior fiscal year.  The decline in revenue was primarily due to decreases in restaurant sales, franchise royalties and franchise license fees, partially offset by an increase in advertising funds.

EBITDA of -$0.4 million for the third quarter of fiscal 2020 was a $0.3 million decrease from the same period of the prior year.  Adjusted EBITDA of $0.0 million for the third quarter of fiscal 2020 was a $0.2 million decrease from the same period of the prior year.

Third Quarter and Year to Date Fiscal 2020 Operating Results

Pizza Inn domestic comparable store retail sales decreased by 7.8% during the third quarter of fiscal 2020 compared to the same period of the prior year driven by a significant decline in sales during March related to COVID-19. Year to date, Pizza Inn domestic comparable store retail sales decreased by 1.2% compared to the same period of the prior year.

“As our buffet business was particularly challenged, we took prompt action to maximize value to guests and reduce the impact of dining room closures,” said Solano. “Pizza Inn launched Contactless Buffet To-Go for carryout and delivery to provide guests a customized buffet option in the comfort and safety of their own homes. We also recognized the need for off-premise solutions and quickly expanded our online footprint along with negotiating favorable terms with third-party delivery services. Last month, we introduced the ‘Right Way Buffet™’ that allows our buffet locations to open their dining rooms while practicing enhanced health and safety measures.”

Pie Five domestic comparable store retail sales decreased by 21.4% during the third quarter of fiscal 2020 compared to the same period of the prior year primarily driven by COVID-19. Year to date, Pie Five domestic comparable store sales decreased by 14.4% compared to the same period of the prior year.

“At Pie Five, we are continuing to work with franchisees to mitigate the effects of the pandemic,” said Solano. “Although sales and traffic continue to reflect the impact of this crisis, we believe the investments we made in building a strong loyalty program, third-party delivery partnerships and digital capabilities have positioned us to stay connected to our consumers. Our everyday value offerings have helped to ensure that all of our guests have access to affordable dining options throughout this crisis. I’m also proud of our efforts to serve essential workers that have been bravely serving us in communities across the country.”

Consolidated revenues of $2.7 million and $8.4 million for the third quarter and year to date fiscal 2020 were 11.9% and 9.1% lower, respectively, than the same periods of the prior year.

Development Review

During the third quarter of fiscal 2020, Pizza Inn opened three domestic units and closed four units to finish the quarter at 152 domestic units comprised of 83 Buffet Units, 56 Delco/Express Units and 13 PIE Units. As of today, we have 79 domestic Buffet Units, 53 Delco/Express Units and 12 PIE Units open for business with eight temporary closures.

In the third quarter of fiscal 2020, Pie Five opened zero new domestic units and closed ten domestic units, bringing the domestic unit count to 43 restaurants at the end of the quarter. As of today, we have 32 Pie Five restaurants open for business with six temporary closures.

Conference Call

A conference call and audio webcast have been scheduled to discuss these results. Details of the conference call are as follows:

Date:	Monday, June 29, 2020

Time:	3:30 p.m. Central Standard Time

Dial-In #:	1-844-492-3725 U.S. & Canada

1-412-317-5108 International

The conference call will be webcast at raverg.com. A web-based archive of the conference call will also be available at the above website.

About RAVE Restaurant Group, Inc.

Founded in 1958, Dallas-based RAVE Restaurant Group [NASDAQ: RAVE] owns, operates and franchises more than 230 Pie Five Pizza, Pizza Inn and PIE restaurants domestically and internationally. Pie Five Pizza is a leader in the fast-casual pizza space offering made-to-order pizzas ready in under five minutes. Pizza Inn is an international chain featuring freshly made pizzas, along with salads, pastas, and desserts. PIE is a kiosk concept that offers a fast, convenient way to serve customers the same iconic, quality pizza they have come to expect from Pizza Inn. The Company’s common stock is listed on the Nasdaq Capital Market under the symbol “RAVE”. For more information, please visit raverg.com.

Non-GAAP Financial Measures

The Company’s financial statements are prepared in accordance with United States generally accepted accounting principles (“GAAP”). However, the Company also presents and discusses certain non-GAAP financial measures that it believes are useful to investors as measures of operating performance. Management may also use such non-GAAP financial measures in evaluating the effectiveness of business strategies and for planning and budgeting purposes. However, these non-GAAP financial measures should not be viewed as an alternative or substitute for its financial statements prepared in accordance with generally accepted accounting principles.

The Company considers EBITDA and Adjusted EBITDA to be important supplemental measures of operating performance that are commonly used by securities analysts, investors and other parties interested in our industry. The Company believes that EBITDA is helpful to investors in evaluating its results of operations without the impact of expenses affected by financing methods, accounting methods and the tax environment. The Company believes that Adjusted EBITDA provides additional useful information to investors by excluding non-operational or non-recurring expenses to provide a measure of operating performance that is more comparable from period to period. Management also uses these non-GAAP financial measures for evaluating operating performance, assessing the effectiveness of business strategies, projecting future capital needs, budgeting and other planning purposes.

“EBITDA” represents earnings before interest, taxes, depreciation and amortization. “Adjusted EBITDA” represents earnings before interest, taxes, depreciation and amortization, stock compensation expense, severance, gain/loss on sale of assets, costs related to impairment and other lease charges, discontinued operations, franchisee default and closed store revenue/expense, and closed and non-operating store costs.

Note Regarding Forward Looking Statements

Certain statements in this press release, other than historical information, may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, and are intended to be covered by the safe harbors created thereby. These forward-looking statements are based on current expectations that involve numerous risks, uncertainties and assumptions. Assumptions relating to these forward-looking statements involve judgments with respect to, among other things, future economic, competitive and market conditions, regulatory framework and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the control of RAVE Restaurant Group, Inc. Although the assumptions underlying these forward-looking statements are believed to be reasonable, any of the assumptions could be inaccurate and, therefore, there can be no assurance that any forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in these forward-looking statements, the inclusion of such information should not be regarded as a representation that the objectives and plans of RAVE Restaurant Group, Inc. will be achieved.

Contact:
Investor Relations
RAVE Restaurant Group, Inc.
469-384-5000

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Nine Months Ended
	March 29, 2020	March 24, 2019	March 29, 2020	March 24, 2019

REVENUES:	$2,705	$3,070	$8,411	$9,256

COSTS AND EXPENSES:
Cost of sales	104	382	353	715
General and administrative expenses	1,655	1,569	4,583	4,623
Franchise expenses	860	888	2,564	2,841
Loss (gain) on sale of assets	18	104	7	(250)
Impairment of long-lived assets and other lease charges	495	219	836	389
Bad debt	11	16	39	211
Interest expense	24	26	75	77
Depreciation and amortization expense	45	120	141	385
Total costs and expenses	3,212	3,324	8,598	8,991

INCOME (LOSS) BEFORE TAXES	(507)	(254)	(187)	265
Income tax expense	4,008	9	4,077	188
NET INCOME (LOSS)	(4,515)	(263)	(4,264)	77

INCOME (LOSS) PER SHARE OF COMMON STOCK - BASIC:	$(0.30)	$(0.02)	$(0.28)	$0.01

INCOME (LOSS) PER SHARE OF COMMON STOCK - DILUTED:	$(0.30)	$(0.02)	$(0.28)	$0.01

Weighted average common shares outstanding - basic	15,133	15,071	15,123	15,069

Weighted average common and potential dilutive common shares outstanding	15,133	15,071	15,123	15,902

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share amounts)
(Unaudited)

	March 29, 2020	June 30, 2019

ASSETS

CURRENT ASSETS
Cash and cash equivalents	$1,535	$2,264
Accounts receivable, less allowance for bad debts of $254 and $209, respectively	1,214	1,191
Notes receivable, less allowance for bad debt of $916 and $916, respectively	802	389
Inventories	-	7
Income tax receivable	4	4
Property held for sale	-	231
Deferred contract charges	44	38
Prepaid expenses and other	413	346
Total current assets	4,012	4,470

LONG-TERM ASSETS
Property, plant and equipment, net	399	500
Operating lease right of use asset, net	3,712	-
Intangible assets definite-lived, net	164	196
Long-term notes receivable	200	735
Deferred tax asset, net	-	4,060
Long-term deferred contract charges	241	232
Deposits and other	240	233
Total assets	$8,968	$10,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable - trade	$299	$400
Accounts payable - lease termination impairments	376	832
Accrued expenses	1,154	834
Deferred rent	-	37
Operating lease liability, current	620	-
Deferred revenues	154	275
Total current liabilities	2,603	2,378

LONG-TERM LIABILITIES
Convertible notes	1,542	1,584
Deferred rent, net of current portion	-	397
Operating lease liability, net of current portion	3,635	-
Deferred revenues, net of current portion	996	1,561
Other long-term liabilities	51	72
Total liabilities	8,827	5,992

COMMITMENTS AND CONTINGENCIES (SEE NOTE 5)

SHAREHOLDERS’ EQUITY
Common stock, $.01 par value; authorized 26,000,000 shares; issued 22,231,014 and 22,208,141 shares, respectively; outstanding 15,145,860 and 15,090,837 shares, respectively	222	222
Additional paid-in capital	33,203	33,327
Accumulated deficit	(8,747)	(4,483)
Treasury stock at cost
Shares in treasury: 7,085,154 and 7,117,304, respectively	(24,537)	(24,632)
Total shareholders’ equity	141	4,434

Total liabilities and shareholders’ equity	$8,968	$10,426

See accompanying Notes to Unaudited Condensed Consolidated Financial Statement.

RAVE RESTAURANT GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended
	March 29, 2020	March 24, 2019

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(4,264)	$77
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Impairment of fixed assets and other assets	836	389
Stock compensation expense	(104)	410
Depreciation and amortization	109	353
Amortization of operating lease asset	(396)	-
Amortization of intangible assets definite-lived	32	32
Amortization of debt issue costs	22	19
Gain on the sale of assets	7	(250)
Provision for bad debt	39	25
Provision for bad debt (notes receivable)	-	186
Deferred income tax	4,060	151
Changes in operating assets and liabilities:
Accounts receivable	(62)	202
Operating notes receivable	14	-
Inventories	7	(10)
Prepaid expenses, deposits and other, net	(74)	(201)
Deferred revenue	(661)	(758)
Accounts payable - trade	(101)	(19)
Accounts payable - lease termination impairments	(972)	(64)
Operating lease liability	380	-
Accrued expenses, deferred rent and other	325	(121)
Cash (used in) provided by operating activities	(803)	421

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments received on notes receivable from fixed asset sales	117	-
Proceeds from sale of assets	-	169
Purchase of property, plant and equipment	(53)	(76)
Cash provided by investing activities	64	93

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of stock	14	36
Equity issuance costs	(4)	(4)
Cash provided by financing activities	10	32

Net (decrease)/increase in cash and cash equivalents	(729)	546
Cash and cash equivalents, beginning of period	2,264	1,386
Cash and cash equivalents, end of period	$1,535	$1,932

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

CASH PAID FOR:
Interest	$66	$71
Income taxes	$18	$145

Non-cash activities:
Conversion of notes to common shares	$64	$-

See accompanying Notes to Unaudited Condensed Consolidated Financial Statements.

RAVE RESTAURANT GROUP, INC.
ADJUSTED EBITDA
(In thousands)

	Three Months Ended		Nine Months Ended
	March 29, 2020	March 24, 2019	March 29, 2020	March 24, 2019
Net income	$(4,515)	$(263)	$(4,264)	$77
Interest expense	24	26	75	77
Income taxes	4,008	9	4,077	188
Depreciation and amortization	45	120	141	385
EBITDA	$(438)	$(108)	$29	$727
Stock compensation expense (income)	(19)	129	(104)	410
Severance	38	-	157	-
Loss (gain) on sale/disposal of assets	18	104	7	(250)
Impairment of long-lived assets and other lease charges	495	219	836	389
Franchisee default and closed store revenue	(133)	(248)	(587)	(714)
Closed and non-operating store costs	45	70	50	151
Adjusted EBITDA	$6	$166	$388	$713